Exhibit 14.12

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements:

1.	Registration Statements (Form S-8 No. 333-104426 and 333-59058) pertaining to Global Sources Equity Compensation Plans Numbers I, II, III, IV, V, VI and VII of Global Sources Ltd.;

2.	Registration Statement (Form S-8 No. 333-138474) pertaining to Global Sources Equity Compensation (2007) Master Plan and Global Sources Ltd. Directors Purchase Plan (as of November 5, 2005);

3.	Registration Statement (Form F-3/A No. 333-114411) pertaining to the prospectus of Global Sources Ltd.; and

4.	Registration Statement (Form F-3 No. 333-154960) pertaining to the prospectus of Global Sources Ltd.

of our report dated April 17, 2008, with respect to the consolidated financial statements of Global Sources Ltd. and its subsidiaries, included in the Annual Report (Form 20-F) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP
Singapore
June 26, 2009

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